SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2015

TOTAL REVENUE OF $69.1 MILLION

CAMARILLO, CA March 9, 2016 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2015.

Fourth Quarter 2015 Highlights

•

Total revenue increased 4.9%

•

Adjusted EBITDA increased 11.9%

•

Acquired KKSP-FM in Little Rock, Arkansas, KDZR-AM in Portland, Oregon, KDDZ-AM in Denver, Colorado, WWMI-AM in Tampa, Florida, KDIZ-AM in Minneapolis, Minnesota and WSDZ-AM in St. Louis, Missouri

•

Leverage ratio decreased to 5.47

Fourth Quarter 2015 Results

For the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014:

Consolidated

•

Total revenue increased 4.9% to $69.1 million from $65.9 million;

•

Total operating expenses increased 1.5% to $59.9 million from $59.0 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, impairments, change in estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense increased 3.3% to $55.8 million from $54.0 million;

•

Operating income increased 33.4% to $9.3 million from $6.9 million;

•

Net income increased to $5.3 million, or $0.20 net income per diluted share, from $38,000, or $0.00 net income per diluted share, during the same period of the prior year;

•

EBITDA (1) increased 34.4% to $15.2 million from $11.3 million;

•

Adjusted EBITDA (1) increased 11.9% to $13.3 million from $11.9 million; and

•

Free cash flow (1) increased 11.3% to $7.2 million from $6.5 million.

Broadcast

•

Net broadcast revenue increased 5.2% to $51.3 million from $48.8 million;

•

Station Operating Income (“SOI”) (1) increased 13.1% to $15.6 million from $13.8 million;

•

Same station net broadcast revenue increased 4.0% to $50.7 million from $48.8 million;

•

Same station SOI increased 13.8% to $15.7 million from $13.8 million; and

•

Same station SOI margin increased to 30.9% from 28.2%.

Digital media

•

Digital media revenue increased 3.8% to $12.2 million from $11.7 million; and

•

Digital media operating income (1) increased 3.7% to $2.7 million from $2.6 million.

Publishing

•

Publishing revenue increased 4.2% to $5.7 million from $5.4 million; and

•

Publishing operating loss (1) increased to $1.2 million from $0.6 million.

Included in the results for the quarter ended December 31, 2015 are:

•

A $0.9 million ($0.6 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions;

•

A $0.4 million ($0.3 million, net of tax, or $0.1 per share) impairment of goodwill related to our Singing News Network (formerly Solid Gospel Network) entity;

•

A $1.4 million ($0.8 million, net of tax, or $0.03 per diluted share) gain on bargain purchase including $0.8 million for WSDZ-AM in St. Louis, Missouri, $0.3 million for KDIZ-AM in Minneapolis, Minnesota,  and $0.3 million for WWMI-AM in Tampa, Florida; and

•

A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:

o

$0.1 million non-cash compensation included in corporate expenses.

Included in the results for the quarter ended December 31, 2014 are:

•

A $0.2 million ($0.1 million, net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities;

•

A $0.1 million impairment loss associated with the goodwill and mastheads of our publishing businesses;

•

A $0.4 million loss ($0.2 million, net of tax, or $0.01 per share) on the early retirement of long-term debt due to the early payment of the Term Loan B and write-off of associated bank loan fees; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 25,893,015 diluted weighted average shares for the quarter ended December 31, 2015, and 26,226,332 diluted weighted average shares for the quarter ended December 31, 2014.

Year to Date 2015 Results

For the twelve months ended December 31, 2015 compared to the twelve months ended December 31, 2014:

Consolidated

•

Total revenue decreased 0.3% to $265.8 million from $266.5 million;

•

Total operating expenses decreased 2.2% to $232.8 million from $237.9 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, impairments, change in estimated fair value of contingent earn-out consideration depreciation expense and amortization expense decreased 0.5% to $215.3 million from $216.5 million;

•

Operating income increased 15.4% to $33.0 million from $28.6 million;

•

Net income increased to $11.2 million, or $0.43 net income per diluted share, from $5.5 million, or $0.21 net income per diluted share, in the prior year;

•

EBITDA (1) increased 9.6% to $52.3 million from $47.7 million;

•

Adjusted EBITDA (1) increased 0.7% to $50.4 million from $50.1 million; and

•

Free cash flow (1) increased 4.0% to $27.0 million from $25.9 million.

Broadcast

•

Net broadcast revenue increased 1.6% to $196.1 million from $192.9 million;

•

SOI (1) increased 2.8% to $55.9 million from $54.4 million;

•

Same station net broadcast revenue increased 0.6% to $193.8 million from $192.7 million;

•

Same station SOI increased 2.9% to $56.0 million from $54.4 million; and

•

Same station SOI margin increased to 28.9% from 28.2%.

Digital media

•

Digital media revenue decreased 2.1% to $45.9 million from $46.9 million; and

•

Digital media operating income (1) decreased 7.0% to $9.9 million from $10.6 million.

Publishing

•

Publishing revenue decreased 10.9% to $23.8 million from $26.8 million; and

•

Publishing operating results (1) were a $0.9 million loss compared to income of $0.6 million last year.

Included in the results for the twelve months ended December 31, 2015 are:

•

A $1.7 million ($1.0 million, net of tax, or $0.04 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions;

•

A $0.4 million ($0.3 million, net of tax, or $0.1 per share) impairment of goodwill related to our Singing News Network (formerly Solid Gospel Network) entity;

•

A $0.2 million pre-tax loss ($0.1 million, net of tax) on disposals of assets primarily associated with the relocation of the office and studio in our Seattle market;

•

A $1.4 million ($0.8 million, net of tax, or $0.03 per diluted share) gain on bargain purchase including $0.8 million for WSDZ-AM in St. Louis, Missouri, $0.3 million for KDIZ-AM in Minneapolis, Minnesota,  and $0.3 million for WWMI-AM in Tampa, Florida; and

•

A $0.8 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.5 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Digital media operating expenses; and

o

the remainder included in publishing operating expenses.

Included in the results for the twelve months ended December 31, 2014 are:

•

A $0.7 million ($0.4 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities;

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on disposal of assets with the write-off of a receivable from a prior station sale and a loss associated with the sale of land in Miami offset by a note receivable settlement from a prior station sale and insurance proceeds for damages associated with one of our stations;

•

A $0.1 million impairment loss associated with the goodwill and mastheads of our publishing businesses;

•

A $0.4 million loss ($0.2 million, net of tax, or $0.01 per share) on the early retirement of long-term debt due to the early payment of the Term Loan B and write-off of associated bank loan fees; and

•

A $1.6 million non-cash compensation charge ($0.9 million, net of tax, or $0.04 per share) related to the expensing of stock options consisting of:

o

$1.0 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses;

o

$0.2 million non-cash compensation included in Digital media operating expenses; and

o

$0.1 million non-cash compensation included in publishing operating expenses;

Per share numbers are calculated based on 25,887,819 diluted weighted average shares for the twelve months ended December 31, 2015, and 26,081,175 diluted weighted average shares for the twelve months ended December 31, 2014.

Balance Sheet

As of December 31, 2015, the company had $274.0 million outstanding on the Term Loan B and $3.3 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.47 versus a compliance covenant of 6.25.

Cash Distribution

On December 1, 2015, the company announced a quarterly equity distribution in the amount of $0.065 per share on Class A and Class B common stock.  The equity distribution of $1.7 million was paid on December 29, 2015 to all Class A and Class B common stockholders of record as of December 15, 2015.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2015:

•

On October 1, 2015, the company acquired radio station KKSP-FM in Little Rock, Arkansas for $1.5 million in cash;

•

On October 29, 2015, the company acquired DividendYieldHunter.com for $42,500 in cash, with $21,250 paid at closing and $21,250 paid in January 2016;

•

On December 4, 2015, the company acquired radio station KDZR-AM in Portland, Oregon, for $0.3 million in cash;

•

On December 7, 2015, the company acquired Instapray mobile applications and a related website for $0.1 million in cash;

•

On December 8, 2015, the company acquired radio station KDDZ-AM in Denver, Colorado, for $0.6 million in cash;

•

On December 11, 2015, the company acquired radio station WWMI-AM in Tampa, Florida, for $0.8 million in cash;

•

On December 15, 2015, the company acquired radio station KDIZ-AM in Minneapolis, Minnesota, for $0.4 million in cash; and

•

On December 18, 2015, the company acquired radio station WSDZ-AM in St. Louis, Missouri, for $0.3 million in cash.

The following transactions are currently pending:

•

On December 15, 2015, the company entered an Asset Purchase Agreement (“APA”) to acquire an FM Translator in Columbus, Ohio for $0.4 million in cash.  The transaction is expected to close in the first half of 2016;

•

On January 25, 2016, the company entered an APA to acquire a construction permit for an FM Translator in Emporia, Kansas for $25,000 in cash.  The transaction is expected to close in the first half of 2016;

•

On January 25, 2016, the company entered an APA to acquire a construction permit for an FM Translator in Atwood, Kentucky for $88,000 in cash.  The transaction is expected to close in the first half of 2016;

•

On January 25, 2016, the company entered an APA to acquire an FM Translator in Lincoln, Maine for $100,000 in cash.  The transaction is expected to close in the first half of 2016;

•

On January 27, 2016, the company entered an APA to acquire a construction permit for an FM Translator in Kerrville, Texas for $50,000 in cash.  The transaction is expected to close in the first half of 2016;

•

On January 27, 2016, the company entered an APA to acquire a construction permit for an FM Translator in Charlotte, Michigan for $50,000 in cash.  The transaction is expected to close in the first half of 2016;

•

On February 22, 2016, the company entered an APA to acquire an FM Translator in Amherst, New York for $60,000 in cash.  The transaction is expected to close in the first half of 2016; and

•

On March 8, 2016, the company acquired the King James Bible mobile applications for $4.0 million of which $2.7 million was paid upon closing, $0.3 million is to be netted from seller future cash receipts, $0.4 million is due 90 days from the closing date, and three deferred payments of $0.2 million each are due 180, 270 and 360 days from the close, respectively.

Conference Call Information

Salem will host a teleconference to discuss its results on March 9, 2016 at 11:00 a.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, and then ask to be joined into the Salem Media Group call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through March 16, 2016 and can be heard by dialing (877) 344-7529, passcode 10081289 or on the investor relations portion of the company’s website, located at www.salemmedia.com.

First Quarter 2016 Outlook

For the first quarter of 2016, we are projecting total revenue to increase 3% to 5% over first quarter 2015 total revenue of $61.9 million.  We are also projecting operating expenses before gains or losses on the disposal of assets, impairment losses, depreciation, amortization and stock-based compensation expense to increase between 4% and 7% compared to the first quarter of 2015 operating expenses of $51.1 million.  These numbers are impacted by the results of the twelve radio stations acquired during 2015 that we reformatted.  Excluding the performance of these stations, we would be projecting revenue growth of 2% to 4% and expense growth of 2% to 5%.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 116 local radio stations, with 71 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Red State.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and Human Events.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem’s Eagle Financial Publications provides market analysis and specific investment strategies for individual investors from financial commentators Mark Skousen, Nicholas Vardy, Chris Versace, Doug Fabian and Bryan Perry, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit’s other financial websites include EagleDailyInvestor.com and ETFU.com.

Eagle Wellness provides insightful health advice and is a trusted source of high quality nutritional supplements from some of the country's leading health experts.  Leigh Erin Connealy MD, at NewportNaturalHealth.com, is the medical director of one of the largest medical practices in the country where she practices integrative medicine. Ski Chilton PhD, at GeneSmart.com, is a scientist and full professor at Wake Forest Medical School. He is a leading authority on the impact of diet and nutrition on health.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Digital media operating income is defined as Digital media revenue minus Digital media operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gains or losses on the sale or disposal of assets, changes in estimated fair value of contingent earn-out consideration, net miscellaneous income and expenses and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
	(Unaudited)
Net broadcast revenue	$48,779	$51,305	$192,923	$196,090
Net digital media revenue	11,728	12,172	46,862	45,855
Net publishing revenue	5,440	5,670	26,751	23,842
Total revenue	65,947	69,147	266,536	265,787
Operating expenses:
Broadcast operating expenses	35,001	35,719	138,564	140,230
Digital media operating expenses	9,094	9,441	36,232	35,969
Publishing operating expenses	6,076	6,842	26,143	24,774
Unallocated operating expenses	4,172	3,940	17,092	15,146
Change in the estimated fair value of contingent earn-out consideration	(180)	(923)	734	(1,715)
Impairment of indefinite-lived long-term assets other than goodwill	34	—	34	—
Impairment of goodwill	45	439	45	439
Depreciation and amortization	4,721	4,399	18,825	17,741
Loss on the sale or disposal of assets	37	25	251	181
Total operating expenses	59,000	59,882	237,920	232,765
Net operating income	6,947	9,265	28,616	33,022
Other income (expense):
Interest income	2	2	45	8
Interest expense	(4,007)	(3,851)	(15,993)	(15,429)
Change in the fair value of interest rate swaps	(1,279)	1,213	(2,702)	(1,273)
Gain on bargain purchase	—	1,357	—	1,357
Loss on early retirement of long-term debt	(365)	—	(391)	(41)
Net miscellaneous income and expense	13	193	665	201
Income from operations before income taxes	1,311	8,179	10,240	17,845
Provision for income taxes	1,273	2,924	4,765	6,695
Net income	$38	$5,255	$5,475	$11,150

Basic income per share	$0.00	$0.20	$0.21	$0.43
Diluted income per share	$0.00	$0.20	$0.21	$0.43

Distributions per share	$0.06	$0.06	$0.24	$0.26

Basic weighted average shares outstanding	25,573,162	25,471,342	25,336,809	25,426,732
Diluted weighted average shares outstanding	26,226,332	25,893,015	26,081,175	25,887,819

Other data:
Station operating income	$13,778	$15,586	$54,359	$55,860
Station operating margin	28.2%	30.4%	28.2%	28.5%

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2014	December 31, 2015

Assets
Cash	$33	$98
Trade accounts receivable, net	34,781	36,029
Deferred income taxes	8,153	9,813
Other current assets	11,398	10,859
Property and equipment, net	99,227	105,483
Intangibles assets, net	423,638	429,908
Fair value of interest rate swap	475	—
Deferred financing costs	3,166	2,512
Other assets	2,288	2,673
Total assets	$583,159	$597,375

Liabilities and Stockholders' Equity
Current liabilities	$39,750	$43,654
Long-term debt and capital lease obligations	275,607	271,454
Fair value of interest rate swap	—	798
Deferred income taxes	49,109	57,082
Other liabilities	14,699	14,566
Stockholders' equity	203,994	209,821
Total liabilities and stockholders' equity	$583,159	$597,375

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
		(Unaudited)
Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$48,779	$50,740	$192,705	$193,796
Net broadcast revenue – acquisitions	—	565	218	2,294
Total net broadcast revenue	$48,779	$51,305	$192,923	$196,090

Reconciliation of Same Station Net Broadcast Operating Expenses to Total Net Broadcast Operating Expenses
Net broadcast operating expenses – same station	$35,001	$35,056	$138,278	$137,785
Net broadcast operating expenses – acquisitions	—	663	286	2,445
Total net broadcast operating expenses	$35,001	$35,719	$138,564	$140,230

Reconciliation of Same Station Net Broadcast Operating Income (Loss) to Total Net Broadcast Operating Income
Net broadcast operating income – same station	$13,778	$15,684	$54,427	$56,011
Net broadcast operating income (loss) – acquisitions	—	(98)	(68)	(151)
Total net broadcast operating income	$13,778	$15,586	$54,359	$55,860
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
		(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$48,779	$51,305	$192,923	$196,090
Less broadcast operating expenses	(35,001)	(35,719)	(138,564)	(140,230)
Station operating income	$13,778	$15,586	$54,359	$55,860
Net digital media income	$11,728	$12,172	$46,862	$45,855
Less digital media operating expenses	(9,094)	(9,441)	(36,232)	(35,969)
Digital media operating income	$2,634	$2,731	$10,630	$9,886
Net publishing revenue	$5,440	$5,670	$26,751	$23,842
Less publishing operating expenses	(6,076)	(6,842)	(26,143)	(24,774)
Publishing operating income (loss)	$(636)	$(1,172)	$608	$(932)

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of SOI and Digital Media Operating Income and Publishing Operating Income (Loss) to Net Income
Station operating income:	$13,778	$15,586	$54,359	$55,860
Digital media operating income	2,634	2,731	10,630	9,886
Publishing operating income (loss)	(636)	(1,172)	608	(932)
Less:
Unallocated corporate expenses	(4,172)	(3,940)	(17,092)	(15,146)
Change in the estimated fair value of contingent earn-out consideration	180	923	(734)	1,715
Impairment of indefinite-lived long-term assets other than goodwill	(34)	—	(34)	—
Impairment of goodwill	(45)	(439)	(45)	(439)
Depreciation and amortization	(4,721)	(4,399)	(18,825)	(17,741)
Loss on the sale or disposal of assets	(37)	(25)	(251)	(181)
Net operating income	$6,947	$9,265	$28,616	$33,022
Plus:
Interest income	2	2	45	8
Less:
Interest expense	(4,007)	(3,851)	(15,993)	(15,429)
Change in the fair value of interest rate swap	(1,279)	1,213	(2,702)	(1,273)
Gain on bargain purchase	—	1,357	—	1,357
Loss on early retirement of long-term debt	(365)	—	(391)	(41)
Net miscellaneous income and expenses	13	193	665	201
Provision for income taxes	(1,273)	(2,924)	(4,765)	(6,695)
Net income	$38	$5,255	$5,475	$11,150
Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$11,905	$13,319	$50,081	$50,439
Less:
Stock-based compensation	(300)	(114)	(1,576)	(771)
Loss on early retirement of long-term debt	(365)	—	(391)	(41)
Change in the estimated fair value of contingent earn-out consideration	180	923	(734)	1,715
Impairment of indefinite-lived long-term assets other than goodwill	(34)	—	(34)	—
Impairment of goodwill	(45)	(439)	(45)	(439)
Gain on bargain purchase	—	1,357	—	1,357
Net miscellaneous income and expenses	13	193	665	201
Loss on the sale or disposal of assets	(37)	(25)	(251)	(181)
EBITDA	11,316	15,214	47,715	52,280
Plus:
Interest income	2	2	45	8
Less:
Depreciation and amortization	(4,721)	(4,399)	(18,825)	(17,741)
Interest expense	(4,007)	(3,851)	(15,993)	(15,429)
Change in the fair value of interest rate swap	(1,279)	1,213	(2,702)	(1,273)
Provision for income taxes	(1,273)	(2,924)	(4,765)	(6,695)
Net income	$38	$5,255	$5,475	$11,150

Salem Media Group, Inc.
Supplemental Information
(in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$11,904	$13,319	$50,081	$50,439
Less:
Cash paid for interest	(3,714)	(3,614)	(14,518)	(14,289)
Cash paid for taxes	(3)	(3)	(257)	(330)
Cash paid for capital expenditures, net (1)	(1,732)	(2,516)	(9,363)	(8,833)
Free Cash Flow	$6,455	$7,186	$25,943	$26,987

(1)

Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements received under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at December 31, 2015	Applicable Interest Rate
Term Loan B (1)	$124,000	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$3,305	4.83%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)

Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.